Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-224011) of PPDAI Group Inc. of our report dated April 27, 2018 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Shanghai, The People’s Republic of China

April 27, 2018